ASSIGNMENT OF PURCHASE AND SALE AGREEMENT

This Assignment of Purchase and Sale Agreement (the “Assignment”) is made as of the 12th day of August, 2010 (the “Effective Date”), by and between GRUBB & ELLIS EQUITY ADVISORS, LLC, a Delaware limited liability company (“Assignor”) and G&E HC REIT II MONUMENT LTACH PORTFOLIO, LLC, a Delaware limited liability company (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor and WHITE OAKS REAL ESTATE INVESTMENTS OF GEORGIA LLC, a Georgia limited liability company, WHITE OAKS REAL ESTATE INVESTMENTS LLC, a Missouri limited liability company, WHITE OAKS REAL ESTATE INVESTMENTS OF JOPLIN LLC, a Missouri limited liability company, and WHITE OAKS REAL ESTATE INVESTMENTS OF COLUMBIA LLC a Missouri limited liability company, collectively referred to as “Seller”, did enter into that certain Agreement for Purchase and Sale of Real Property dated June 18, 2010, thereafter amended on July 22, 2010, thereafter further amended on July 28, 2010 (the “Contract”). (Capitalized terms used, but not otherwise defined herein, shall have the meaning ascribed to them in the Contract);

WHEREAS, the Contract is for the purchase and sale of certain property, including (i) certain real property having a street address of 3255 Independence St., Cape Girardeau MO 63703; (ii) certain real property having a street address of 2040 W. 32nd St., Joplin MO 64804; (iii) certain real property having a street address of 604 N. Old Hwy 63, Columbia MO 65201; and (iv) certain real property having a street address of 775 Sunset Drive, Athens GA 30606 (collectively, the “Property”). The terms of the Contract are incorporated herein by this reference; and

WHEREAS, Assignor desires to assign all of its rights, title and interest in the Contract effective as of the date of this Assignment to Assignee, and Assignee desires to take and assume all of Assignor’s rights, title and interest in the Contract effective as of the date of this Assignment.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereunto agree as follows:

1. As of the date of this Assignment, Assignor hereby assigns and transfers unto Assignee all of Assignor’s rights, title and interest to purchase the Property under the Contract as well as the right to exercise and enforce all of the terms, covenants and conditions of the Contract.

2. Assignee hereby accepts, as of the date of this Assignment, the assignment and transfer of Assignor’s rights, title and interest in and to the Contract (including, without limitation, any obligation to proceed to and effectuate Closing on the Property under the Contract). Assignee hereby assumes and agrees to be bound by all of the terms and conditions of the Contract from and after the date of this Assignment, and Assignee represents and warrants that it will perform and observe all the covenants and conditions therein contained on Assignor’s part to be performed and observed which accrue after the date of this Assignment.

3. Effective upon the date of this Assignment, Assignee shall be directly and primarily liable to Seller for all obligations ar ising under the Contract.

4. The Contract shall remain unmodified and in full force and effect and the same is hereby ratified and confirmed by all parties.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have hereunto set their hands the day and year first above written.

ASSIGNOR

GRUBB & ELLIS EQUITY ADVISORS, LLC,
a Delaware limited liability company

By: /s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Its: President and Chief Executive Officer

ASSIGNEE
G&E HC REIT II MONUMENT LTACH PORTFOLIO, LLC,

a Delaware limited liability company

By: Grubb & Ellis Healthcare REIT II Holdings, LP,

its Sole Member

By: Grubb & Ellis Healthcare REIT II, Inc.,

its General Partner

By: /s/ Shannon K S Johnson
Name: Shannon K S Johnson
Its: Chief Financial Officer